EXHIBIT 99.1

Spieker Properties, Inc.
Consolidated Balance Sheets
As of June 30, 2001 and December 31, 2000
(unaudited, dollars in thousands)

	June 30, 2001	December 31, 2000

ASSETS

INVESTMENTS IN REAL ESTATE

Land, land improvements and leasehold interests	$866,753	$856,819

Buildings and improvements	3,478,073	3,329,281

Construction in progress	237,145	245,578

	4,581,971	4,431,678

Less —Accumulated depreciation	(425,686)	(375,761)

	4,156,285	4,055,917

Land held for investment	72,376	66,251

Investments in mortgages	6,129	8,827

Properties held for disposition, net	155,053	197,602

Net investments in real estate	4,389,843	4,328,597

CASH AND CASH EQUIVALENTS	101,765	13,020

ACCOUNTS RECEIVABLE, net of allowance for doubtful accounts of $2,892 as of June 30, 2001, and $1,657 as of December 31, 2000	11,435	11,311

DEFERRED RENT RECEIVABLE	46,230	36,008

RECEIVABLE FROM AFFILIATES	6	327

DEFERRED FINANCING AND LEASING COSTS, net of accumulated amortization of $29,683 as of June 30, 2001, and $27,776 as of December 31, 2000	71,341	74,234

FURNITURE, FIXTURES AND EQUIPMENT, net	5,884	5,899

PREPAID EXPENSES, DEPOSITS ON PROPERTIES AND OTHER	41,601	40,949

ASSETS

INVESTMENT IN AFFILIATES	18,235	17,943

	$4,686,340	$4,528,288

	June 30, 2001	December 31, 2000

LIABILITIES AND STOCKHOLDERS’ EQUITY

DEBT

Unsecured notes	$1,936,500	$1,936,500

Short-term borrowings	139,286	61,619

Mortgage loans	47,203	56,738

Total debt	2,122,989	2,054,857

ASSESSMENT BONDS PAYABLE	6,550	6,875

ACCOUNTS PAYABLE	209	8,575

ACCRUED REAL ESTATE TAXES	3,406	3,106

ACCRUED INTEREST	28,534	29,088

UNEARNED RENTAL INCOME	34,229	33,156

DIVIDENDS AND DISTRIBUTIONS PAYABLE	3,410	54,195

OTHER ACCRUED EXPENSES AND LIABILITIES	104,515	114,231

Total liabilities	2,303,842	2,304,083

MINORITY INTERESTS	290,105	284,148

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY

Series A Preferred Stock: convertible, cumulative, redeemable, $.0001 par value, 1,000,000 shares authorized, 0 and 1,000,000 shares authorized	—	23,949

Series B Preferred Stock: cumulative, redeemable, $.0001 par value, 5,000,000 shares authorized, 4,250,000 issued and outstanding, $106,250 liquidation preference	102,064	102,064

Series C Preferred Stock: cumulative, redeemable, $.0001 par value, 6,000,000 shares authorized, issued and outstanding, $150,000 liquidation preference	145,959	145,959

Series E Preferred Stock: cumulative, redeemable, $.0001 par value, 4,000,000 shares authorized, issued and outstanding, $100,000 liquidation preference	96,401	96,401

Common Stock: $.0001 par value, 652,500,000 shares authorized, 67,857,437 and 65,782,599 shares issued and outstanding as of June 30, 2001 and December 31, 2000, respectively	6	6

Excess Stock: $.0001 par value, 330,000,000 shares authorized, no shares issued or outstanding Additional paid-in capital	1,486,113	1,430,636

Deferred Compensation	(8,819)	(6,697)

Retained earnings	270,669	147,739

Total stockholders’ equity	2,092,393	1,940,057

	$4,686,340	$4,528,288

The accompanying notes are an integral part of these consolidated statements.

Spieker Properties, Inc.
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2001 and 2000
(unaudited, dollars in thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2001	2000	2001	2000

REVENUES:

Rental income	$210,868	$182,097	$418,194	$349,511

Interest and other income	2,888	1,932	5,960	4,031

	213,756	184,029	424,154	353,542

OPERATING EXPENSES:

Rental expenses	45,590	37,902	87,458	73,412

Real estate taxes	13,090	12,958	25,979	25,455

Interest expense, including amortization of financing costs	34,049	33,423	68,190	64,687

Depreciation and amortization	34,835	31,404	69,025	61,820

G&A and other expenses	7,907	7,006	15,546	13,575

	135,471	122,693	266,198	238,949

Income from operations before disposition of property and minority interest	78,285	61,336	157,956	114,593

GAIN ON DISPOSITION OF REAL ESTATE	31,423	15,468	51,939	37,677

Income from operations before minority interests	109,708	76,804	209,895	152,270

MINORITY INTERESTS’ SHARE IN NET INCOME	(12,888)	(9,493)	(25,004)	(18,834)

Net income	$96,820	$67,311	$184,891	$133,436

PREFERRED DIVIDENDS:

Series A Preferred Stock	—	(853)	(854)	(1,707)

Series B Preferred Stock	(2,510)	(2,510)	(5,020)	(5,020)

Series C Preferred Stock	(2,953)	(2,953)	(5,906)	(5,906)

Series E Preferred Stock	(2,000)	(2,000)	(4,000)	(4,000)

Net income available to Common Stockholders	$89,357	$58,995	$169,111	$116,803

INCOME PER SHARE OF COMMON STOCK:

Basic	$1.32	$0.90	$2.54	$1.79

Diluted	$1.29	$0.88	$2.45	$1.76

DIVIDENDS PER SHARE:

Series A Preferred Stock	$—	$0.85	$0.85	$1.71

Series B Preferred Stock	$0.59	$0.59	$1.18	$1.18

Series C Preferred Stock	$0.49	$0.49	$0.98	$0.98

Series E Preferred Stock	$0.50	$0.50	$1.00	$1.00

Common Stock	$—	$0.70	$0.69	$1.40

The accompanying notes are an integral part of these consolidated statements.

Spieker Properties, Inc.
Consolidated Statements of Stockholders’ Equity
For the Six Months Ended June 30, 2001
(unaudited, dollars in thousands)

	Series A, B,	Common	Class C	Common
	C and E	Stock	Common	Stock Par
	Preferred Stock	Shares	Stock Shares	Value

BALANCE AT DECEMBER 31, 2000	$368,373	65,782,599	$—	$6

Conversion of Operating Partnership units	—	213,561	—	—

Conversion of Preferred A to Common	(23,949)	1,219,512	—	—

Allocation to minority interests	—	—	—	—

Restricted Stock grant	—	89,639	—	—

Exercise of Stock options	—	552,126	—	—

Deferred compensation amortization	—	—	—	—

Dividends declared	(15,780)	—	—	—

Net income	15,780	—	—	—

BALANCE AT JUNE 30, 2001	$344,424	67,857,437	—	$6

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Additional
	Paid-in	Deferred	Retained
	Capital	Compensation	Earnings	Total

BALANCE AT DECEMBER 31, 2000	$1,430,636	$(6,697)	$147,739	$1,940,057

Conversion of Operating Partnership units	5,461	—	—	5,461

Conversion of Preferred A to Common	23,949	—	—	—

Allocation to minority interests	4,446	—	—	4,446

Restricted Stock grant	4,499	(4,499)	—	—

Exercise of Stock options	17,122	—	—	17,122

Deferred compensation amortization	—	2,377	—	2,377

Dividends declared	—	—	(46,181)	(61,961)

Net income	—	—	169,111	184,891

BALANCE AT JUNE 30, 2001	$1,486,113	($8,819)	$270,669	$2,092,393

The accompanying notes are an integral part of these consolidated statements.

Spieker Properties, Inc.
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2001 and 2000
(unaudited, dollars in thousands)

	Six Months Ended June 30,

	2001	2000 (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$184,891	$133,436

Adjustments to reconcile net income to net cash provided by operating activities-

Depreciation and amortization	69,025	61,820

Amortization of deferred financing costs	1,612	1,087

(Income) loss from affiliate	(292)	77

Non-cash compensation	2,377	1,836

Minority interests’ share of net income	25,004	18,834

Gain on disposition of real estate	(51,939)	(37,677)

Increase in accounts receivable and other assets	(11,671)	(5,337)

Decrease (increase) in receivables from affiliates	321	112

Decrease in assessment bonds payable	(380)	(506)

(Decrease) increase in accounts payable and other accrued expenses and liabilities	(17,702)	4,476

Increase in accrued real estate taxes	300	196

Increase in accrued interest	(584)	5,784

Net cash provided by operating activities	200,962	184,138

CASH FLOWS FROM INVESTING ACTIVITIES:

Additions to properties	(166,649)	(216,351)

(Additions) reductions to deposits on properties, net	180	28,596

Additions to leasing costs	(5,966)	(11,792)

Proceeds from disposition of real estate	94,257	80,394

Proceeds from investments in mortgages	2,698	7,571

Net cash used for investing activities	(75,480)	(111,582)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from debt	208,251	102,493

Payments on debt	(140,122)	(28,242)

Payments of financing fees	(102)	—

Payments of dividends and distributions	(121,886)	(115,567)

Proceeds from stock options exercised	17,122	4,466

Net cash used for financing activities	(36,737)	(36,850)

Net increase (decrease) in cash and cash equivalents	88,745	35,706

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	13,020	17,114

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$101,765	$52,820

SUPPLEMENTAL CASH FLOW DISCLOSURE Cash paid for interest, net of amounts capitalized	$67,104	$58,344

Increase to land and assessment bonds payable	160	34

Write-off of fully depreciated property	7,332	9,376

Write-off of fully depreciated furniture fixtures and equipment	553	487

Write-off of fully amortized deferred financing and leasing costs	3,325	1,576

Restricted Stock grants, net of amortization	2,122	1,343

Capital recorded in relation to properties acquired with OP Units	—	8,638

OP Unit conversion to Common Stock step up	—	3,438

Conversion of Preferred A to Common Stock	23,949	—

The accompanying notes are an integral part of these consolidated statements.

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

1.	Organization and Basis of Presentation

Organization

      As used herein, the terms “we”, “us”, “our”, or the “Company” refer collectively to Spieker Properties, Inc., Spieker Properties, L.P. (the “Operating Partnership”), and consolidated entities. We were organized in the state of Maryland on August 20, 1993, and commenced operations effective with the completion of our initial public offering on November 18, 1993. We qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. As of June 30, 2001, Spieker Properties, Inc. owned an approximate 88.7% general and limited partnership interest in the Operating Partnership.

Pending Merger With Equity Office Properties

      On February 22, 2001, Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership of which Equity Office is the sole general partner, the Company and the Operating Partnership entered into an Agreement and Plan of Merger. The merger agreement provides for the merger of the Company with and into Equity Office and for the merger of the Operating Partnership with and into EOP Partnership.

      In the merger of the Company with and into Equity Office, holders of the Company’s Common Stock will receive $13.50 in cash and 1.49586 Equity Office Common Shares for each share of the Company’s Common Stock. Cash will be paid instead of the issuance of fractional shares. The exchange ratio is not subject to change and there is no “collar” or minimum trading price for the shares of the Company’s Common Stock or the Equity Office Common Shares. The merger is subject to the approval of the stockholders of the Company and those of Equity Office.

2.	Summary of Significant Accounting Policies

Consolidation

      Our consolidated financial statements include the consolidated financial position of the Operating Partnership and its subsidiaries as of June 30, 2001, and December 31, 2000, and its consolidated results of operations and cash flows for the three and six months ended June 30, 2001 and 2000. Our investment in Spieker Northwest, Inc., an unconsolidated Preferred Stock subsidiary of the Company, and our investment in Spieker Griffin/W9 Associates, LLC, are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Interim Financial Information

      The consolidated financial statements as of and for the three and six months ended June 30, 2001 and 2000, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, in management’s opinion, include all adjustments necessary for a fair presentation of results for such interim periods. Certain information and note disclosures normally included in annual financial statements, prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted pursuant to SEC rules or regulations; however, we believe that adequate disclosures have been made.

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

      The interim results for the three and six months ended June 30, 2001 and 2000, are not necessarily indicative of results for the full year. We suggest that these financial statements be read together with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000, and Form 10-Q for the three month period ended March 31, 2001.

Land Held for Investment

      Construction costs related to land parcels that are either held for investment or are in the design and approval process as of June 30, 2001, were approximately $25,259, and are recorded in construction in progress.

Minority Interests

      Our minority interests include the limited partners’ interest in the Operating Partnership of approximately 11.3% at June 30, 2001, and 11.8% at December 31, 2000. Minority interests also include $75,000 of Preferred Series D units as of June 30, 2001, and December 31, 2000.

Net Income Per Share of Common Stock

      Net income per share of common stock are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000

Net income available to common stockholders – basic	$89,357	$58,995	$169,111	$116,803

Series A Preferred dividends	—	853	854	1,707

Net income available to common stockholders – diluted	$89,357	$59,848	$169,965	$118,510

Weighted average shares:

Basic	67,458,747	65,302,786	66,702,271	65,187,053

Stock options	1,946,111	1,455,492	1,950,151	1,206,283

Series A Preferred shares	67,006	1,219,512	640,075	1,219,512

Diluted	69,471,864	67,977,790	69,292,497	67,612,848

Net income per share of common stock:

Basic	$1.32	$0.90	$2.54	$1.79

Diluted	$1.29	$0.88	$2.45	$1.76

      Per share amounts are computed using the weighted average common shares outstanding during the period. Additionally, earnings used in the calculation are reduced by dividends owed to preferred stockholders. The diluted weighted average common shares outstanding include the dilutive effect of outstanding stock options, using the Treasury Stock method, and Series A Preferred Stock. Series A Preferred Stock was dilutive during the three and six months ended June 30, 2001 and 2000. During the three months ended June 30, 2001, all Series A Preferred Stock was converted to common shares.

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

Reclassifications

      Certain items in the 2000 financial statements have been reclassified to conform to the 2001 presentation with no effect on results of operations.

Use of Estimates

      The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (SFAS 133), “Accounting for Derivative Instruments and Hedging Activities,” which establishes new standards for reporting derivative and hedging information. SFAS 133 requires that all derivatives be recognized as either assets or liabilities, at fair value, in the balance sheet. Derivatives that are not hedges must be adjusted to fair value through current earnings. Gains and losses on any derivative designated as part of a hedge transaction will either offset the income statement effect of the change in fair value of the hedged item, or be recognized in other comprehensive income, depending on the nature of the hedge. In June 1999, the FASB issued SFAS 137, “Accounting for Derivative Instruments and Hedging Activities —Deferral of the Effective Date of FASB Statement No. 133,” which deferred the effective date of SFAS 133 until fiscal years beginning after June 15, 2000. We adopted SFAS 133 as of January 1, 2001. The effect of adopting SFAS 133 was not material to the consolidated financial statements.

3.	Acquisitions and Dispositions

Acquisitions

We acquired the following office property during the six months ended June 30, 2001:

		Total Rentable
Project Name	Region – Location	Square Feet	Initial Cost

American Golf Building	Southern California – Santa Monica, CA	85,000	$19,700

      In addition to the project listed above, we acquired two parcels of land for development at an initial cost of $8,653. During the six months ended June 30, 2000, we acquired three office properties totaling 468,860 square feet at an initial cost of $103,383. In addition, we acquired an asset to be redeveloped in Southern California at an initial cost of $11,500 and a parcel of land for development in the East Bay at an initial cost of $2,952.

Dispositions

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

      We disposed of the following properties during the six months ended June 30, 2001:

				Total Rentable
Property Name	Region – Location	Property Type (1)	Month of Sale	Square Feet

Key Financial Center	Pacific Northwest – Boise, ID	O	February	88,562

Swan Island	Pacific Northwest – Portland, OR	I	February	85,876

Ryan Ranch Office Center A	Silicon Valley – Monterey, CA	O	February	22,154

Ryan Ranch Office Center B	Silicon Valley – Monterey, CA	O	February	22,333

Ryan Ranch Office Center C	Silicon Valley – Monterey, CA	O	February	17,310

Ryan Ranch Office Phase II	Silicon Valley – Monterey, CA	O	February	25,700

Ryan Ranch Office Phase II –D	Silicon Valley – Monterey, CA	O	February	24,548

Ryan Ranch Oaks I	Silicon Valley – Monterey, CA	O	February	35,276

Ryan Ranch Oaks II	Silicon Valley – Monterey, CA	L	February	— (2)

Livermore Commerce Center	East Bay/ Sacramento – Livermore, CA	I	April	168,897

Benicia Commerce Center	East Bay/ Sacramento – Benicia, CA	I	April	158,987

Park 217 Business Center I	Pacific Northwest – Tigard, OR	I	April	146,037

Park 217 Phase II	Pacific Northwest – Tigard, OR	I	April	91,517

Park 217 Phase III	Pacific Northwest – Tigard, OR	I	April	9,057

Louis Building	Pacific Northwest – Tigard, OR	I	April	9,637

Southwest Commerce Center	Pacific Northwest – Tigard, OR	I	April	93,750

Cole Road Warehouse	Pacific Northwest – Boise, ID	I	May	40,800

TOTAL SQUARE FEET				1,040,441

(1)	I- Industrial; L- Land; O- Office

(2)	Represents sale of approximately 5.1 acres.

      Cash proceeds, net of closing costs, received from these dispositions were $51,560 for the three months ended June 30, 2001, and $94,257 for the six months ended June 30, 2001. These proceeds were used to fund our existing development pipeline and to repay a portion of our secured development facility. Gain recognized on disposition of real estate was $31,423 for the three months ended June 30, 2001, and $51,939 for the six months ended June 30, 2001.

      During the six months ended June 30, 2000, we disposed of eight industrial properties and two land parcels. Cash proceeds, net of closing costs, received from these dispositions were $35,810 for the three months ended June 30, 2000, and $80,394 for the six months ended June 30, 2000. Gain recognized on disposition of real estate was $15,468 for the three months ended June 30, 2000, and $37,677 for the six months ended June 30, 2000.

4.	Transactions with Affiliates

Revenues and Expenses

      We received $122 for the three months and $260 for the six months ended June 30, 2001, and $132 for the three months and $445 for the six months ended June 30, 2000, for management services provided to certain properties that are controlled and operated by either Spieker Northwest, Inc., or SNI, Spieker Griffin/W9 Associates, LLC, or Spieker Partners. Certain of our officers are partners in Spieker Partners.

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

Receivable From Affiliates

      The $6 receivable from affiliates at June 30, 2001, and the $327 at December 31, 2000, represent management fees and reimbursements due from SNI, Spieker Griffin/W9 Associates, LLC, and Spieker Partners.

Investments in Mortgages

      Investments in mortgages of $6,129 at June 30, 2001, and $8,827 at December 31, 2000, are loans to SNI. The loans are secured by deeds of trust on real property, bear interest at 8.5% to 9.5%, and mature in 2012. Interest income on the notes of $130 for the three months and $282 for the six months ended June 30, 2001, and $342 for the three months and $684 for the six months ended June 30, 2000, is included in interest and other income. During the quarter ended March 31, 2001, one loan of $2,698 was repaid by SNI.

Investments in Affiliates

      The investments in affiliates include an investment in SNI. We own 95% of the non-voting Preferred Stock of SNI. Certain senior officers and one former officer of ours own 100% of the voting stock of SNI. At June 30, 2001, SNI owned 85,114 square feet of office and industrial property located in California. In addition to property ownership, SNI provides property management services to certain properties owned by Spieker Partners.

      Additionally, investments in affiliates include the 50.0% common interest in Spieker Griffin/W9 Associates, LLC. During 2000, our 37.5% preferred interest in Spieker Griffin/W9 Associates, LLC was converted to common interest. Spieker Griffin/W9 Associates, LLC owns a 535,000 square foot office complex, located in Orange County, California, which we manage.

5.	Properties Held for Disposition

      We continue to review our portfolio and our long-term strategy for properties. Over time we will dispose of assets that do not have a strategic fit in the portfolio. Included in the value of the properties are all costs associated with acquiring the property, any construction in progress, less any direct assessments and the accumulated depreciation. Properties held for disposition are stated at lower of cost or estimated fair value less costs to sell. Included in properties held for disposition of $155,053 at June 30, 2001, are 20 properties representing 5,216,590 square feet of industrial property and four land parcels representing 10.1 acres. Twelve industrial properties and one land parcel are located in the Pacific Northwest. Eight industrial properties and three land parcels are located in Northern California.

      The following summarizes the condensed results of operations for the properties held for disposition at June 30, 2001, for the six months ended June 30, 2001 and 2000.

	2001	2000

Rental Revenues	$12,535	$11,079

Property Operating Expenses (1)	(2,238)	(1,934)

Net Operating Income	10,297	9,145

Depreciation and Amortization	(293)	(2,594)

Adjusted Net Operating Income	$10,004	$6,551

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

(1)	Property Operating Expenses include property related rental expenses and real estate taxes.

6.	Debt

	June 30,	December 31,
	2001	2000

Unsecured investment grade notes, fixed interest rates varying from 6.75% to 8.00%, payable semi-annually, due from 2001 to 2027	$1,936,500	$1,936,500

Short-term borrowings, variable interest rates ranging from LIBOR plus 0.70% to LIBOR plus 3.50%, due 2003	139,286	61,619

Mortgage loans, fixed interest rates varying from 7.00% to 9.88%, due 2001 to 2013 (1)	47,203	56,738

	$2,122,989	$2,054,857

(1)	Mortgage loans generally require monthly principal and interest payments.

      Short-term borrowings include a $400,000 unsecured credit facility, which matures in November 2003, with an option to extend for one year at our election. The credit facility carries interest at the London Interbank Offering Rate, referred to as LIBOR, plus 0.70%. The one-month LIBOR at June 30, 2001, was 3.84%. The credit facility also includes an annual administrative fee of $50 and an annual facility fee of 0.20%. As of June 30, 2001, we had $60,000 outstanding under the credit facility. During 2000, the credit facility replaced the previous $250,000 unsecured credit facility, which carried interest at LIBOR plus 0.80%.

      As of June 30, 2001, the short-term borrowings also include a $100,000 secured development facility (including revolving commitments of $91,000 and $9,000) which matures in April 2003. The development facility carries interest at LIBOR plus 1.25% for $91,000 of the commitment and LIBOR plus 3.50% for the remaining $9,000 of the commitment. It also includes an annual administrative fee of $35 and an unused facility fee of 0.25%. As of June 30, 2001, the amount drawn on the development facility was $72,821 of the $91,000 commitment and $6,465 of the $9,000 commitment.

      The facilities are subject to financial covenants concerning leverage, interest coverage and certain other ratios. We are currently in compliance with all of the covenants on both facilities.

      In December 2000, the Operating Partnership issued $200,000 of investment grade rated unsecured notes at 7.65% due December 15, 2010, priced to yield 7.66%. Net proceeds of approximately $198,200 were used to pay off $100,000 of unsecured notes which matured in December 2000, to pay down the unsecured credit facility, and to fund development activity.

      Our unsecured investment grade notes are subject to financial covenants concerning leverage, interest coverage and certain other ratios. We are currently in compliance with all of the covenants in the unsecured note agreements governing this indebtedness.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000
Capitalized interest	$4,406	$4,055	$9,229	$9,444

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

7.	Dividends and Distributions Payable

      The dividends and distributions payable at June 30, 2001, and December 31, 2000, represent amounts payable to the stockholders of record and distributions payable to minority interest holders as of the same dates. The stockholders of record and minority interest holders are as follows:

	June 30, 2001	December 31, 2001

Shares of:

Common Stock	67,857,437	65,782,599

Series A Preferred Stock (1)	—	1,000,000

Series B Preferred Stock	4,250,000	4,250,000

Series C Preferred Stock	6,000,000	6,000,000

Series E Preferred Stock	4,000,000	4,000,000

Units of:

Minority Interest Holders	8,612,592	8,826,153

Minority Interest Holders – Preferred (2)	1,500,000	1,500,000

(1)	Converted into Common Stock on April 6, 2001.

(2)	Redeemed July 2, 2001, for $69,750 cash.

8.	Restricted Stock

      Effective June 9, 1999, the Board of Directors passed a resolution authorizing the issuance of up to 3,164,935 restricted shares of our common stock pursuant to restricted stock agreements, and immediately issued 201,610 of the newly authorized shares in exchange for previously outstanding unvested restricted shares granted in 1997, 1998 and 1999 under the Stock Incentive Plan. As of June 30, 2001, a total of 392,845 restricted shares have been issued.

9.	Segment Information

      We have five reportable segments or “regions”: Pacific Northwest; East Bay/Sacramento, California; Peninsula/North Bay, California; Silicon Valley, California; and Southern California. Each region has a Regional President who is directly responsible for managing all phases of the region’s operations including acquisition, development, leasing and property management. Each region includes both office and industrial properties which are leased to tenants engaged in various types of business activities. The accounting policies for the five regions are the same as those described in the summary of significant accounting policies. We evaluate performance based upon the combined net operating income of the properties in each region. Each of the five operating regions consists of differing mixes of office and industrial properties. The rental revenues and net operating income for the regions are not comparable, given the differing mixes of properties within the regions.

SPIEKER PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2001 AND 2000
(unaudited, dollars in thousands)

      Significant information for the reportable segments for the six months ended June 30, 2001 and 2000, is as follows:

	Pacific Northwest	East Bay/ Sacramento	Peninsula/ North Bay	Silicon Valley	Southern California	Total

2001 Rental Revenues	$79,466	$61,587	$57,286	$109,700	$110,155	$418,194

2000 Rental Revenues	67,521	58,768	42,490	82,528	98,204	349,511

2001 Net Operating Income (1)	55,243	44,301	42,655	89,977	72,581	304,757

2000 Net Operating Income (1)	47,673	42,014	30,335	65,533	65,089	250,644

2001 Additions to Properties (2)	—	—	—	—	19,700	19,700

2001 Reductions to Properties (2)	17,360	8,807	—	15,731	—	41,898

(1)	Net operating income for the properties is calculated by subtracting property related rental expenses and real estate taxes from rental revenues on the accompanying consolidated statements of operations.

(2)	See Note 3 to the consolidated financial statements for the related square footage by region of the additions and reductions to properties

10.	Supplemental Disclosure of Non-Cash Transactions

	Three Months Ended
	June 30,

	2001	2000

Increase to land and assessment bonds payable	$160	$34

Write-off of fully depreciated property	7,332	9,376

Write-off of fully depreciated furniture, fixtures and equipment	553	487

Write-off of fully amortized deferred financing and leasing costs	3,325	1,576

Restricted Stock grants, net of amortization	2,122	1,343

Minority interest capital recorded for property acquisitions	—	8,638

Operating partnership unit conversion to Common Stock step up	—	3,438

Conversion of Series A Preferred to Common Stock	23,949	—

11.	Subsequent Event

      On July 2, 2001, the Company merged into Equity Office Properties Trust (“Equity Office”) and the Operating Partnership merged into EOP Operating Limited Partnership (“EOP Partnership”). The transaction valued the Company (including the outside interest in the Operating Partnership) at approximately $7.2 billion, which includes transaction costs, the assumption of approximately $2.1 billion in debt and the issuance of approximately $356.3 million of Equity Office preferred shares. Equity Office paid approximately $1.1 billion in cash and issued approximately 101.5 million Equity Office common shares and EOP Partnership issued approximately 16.7 million partnership units valued at $29.29 per share/unit. Equity Office financed the $1.1 billion cash portion of the purchase price using a combination of available cash and a new $1.0 billion bridge loan facility that was entered into before the closing of the merger. The $1.0 billion bridge loan facility had a term of 364 days and an interest rate based on LIBOR plus 80 basis points, subject to EOP Partnership's credit rating.